TERRY AMISANO LTD.                                                                            AMISANO HANSON
KEVIN HANSON, CA                                                                       CHARTERED ACCOUNTANTS

November 5, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549
U.S.A.

Dear Ladies and Gentlemen:

We are the former independent auditors for Eden Energy Corp. (the “Company”). We have read the Company’s current report on 8-K/A filed with the Securities and Exchange Commission on October 20, 2004 and are in agreement with the second sentence in the first paragraph of Item 4.01 and the second paragraph of Item 4.01. We have no basis to agree or disagree with other statements of the Company contained therein.

Yours very truly,

/s/Amisano Hanson

AMISANO HANSON

750 West Pender Street, Suite 604                                                   Telephone:  604-689-0188
Vancouver Canada                                                                    Facsimile:  604-689-9773
V6C 2T7                                                                           E-MAIL:  amishan@telus.net